Exhibit 10.1
October 14, 2014

Graham Miao
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Dear Graham:

I am extremely pleased to offer you the position of Chief Financial Officer, Executive Vice President reporting to Nancy Lurker - Chief Executive Officer. Your start date will be October 20, 2014.

The attached term sheet contains all the details of your compensation and equity package, specifically related to: (1) salary; (2) annual incentive award; (3) long term incentive award target; (4) initial hiring awards; (5) health and welfare benefits.

Please understand that your employment with PDI is contingent upon: (a) the formal approval of the terms and conditions as stated in the attached term sheet by the Compensation Committee; (b) successful completion of all pre-employment screens; and (c) your execution of the PDI Non-Disclosure, Non-Competition, Non-Solicitation and Rights to Intellectual Property Agreement. This offer letter shall not be construed as a contract or guarantee of employment for any definite term, and your employment with PDI will be “at will”, which means either you or PDI may end the employment relationship at any time and for any reason or no reason, with or without notice.

I ask that you sign this offer letter, signifying your acceptance of the employment terms stated herein; and return it to me along with your agreement in the envelope provided.

Graham, we are truly delighted to extend this offer of employment. We believe that you will have a great opportunity to make a significant impact on the success of PDI.

Sincerely,

/s/ Jennifer Leonard

Jennifer Leonard
Senior Vice President
Human Resources

I herby accepted the terms of my employment with PDI as set forth herein:

/s/ Graham Miao                    Oct. 14, 2014
Graham Miao                         Date

cc: File

Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054
Phone: 862.207.7800 Toll Free: 800.242.7494 www.pdi-inc.com

10/14/2014
PDI, Inc.
Final Term Sheet: Graham Miao

Enclosures

Provision	Description
Position	•Full-time •Chief Financial Officer, Executive Vice President •Reporting to Nancy Lurker, CEO, PDI
Base Salary	•$420,000 annually •Paid semi-monthly less appropriate deductions
Annual Incentive Award	•“Short Term Incentive Plan (Award)” (STIP) •Target of 50% of base salary •Payable in cash annually in March •In accordance with Short Term Plan Document and Guidelines
Initial Hiring Award (Inducement Equity Incentive Grant)	•$150,000 in value 50% Restricted Stock Units (RSUs), with 3 year cliff vesting 50% Stock Settled Appreciation Rights (SARs) with 3 year vesting of equal annual installments (annual step vesting)
Annual Long-Term Incentive Award

•Target annual grant of $300,000 or a value approved by Compensation Committee
•Awarded in accordance with Long-Term Plan Document and Guidelines, at the discretion of the Compensation Committee
•Current award mix (subject to change based on discretion of Committee)
50% of value in RSUs with 3 year cliff vesting
50% of value in SARs with 3 year vesting of equal annual installments (annual step vesting)

Non-Compete Requirements	12 months from date of termination of employment limited in scope to companies with competing product in similar therapeutic categories
Health and Welfare Benefits

•Provided at the same level as offered generally to other PDI Senior Executives
•Annual paid time off: 20 days, will be prorated for the portion of the first year of employment
•Company Paid Holidays - generally 11-12 per year (including week between Christmas and New Year)

10/14/2014
PDI, Inc.
Final Term Sheet: Graham Miao

Employment and Separation Terms

•Offer shall not be construed as a contract for any definite term.
•Employment with PDI is “at will”
•12 Months Separation Agreement in the event of Qualifying Separation (i.e. termination without cause or executive departure for good reason):
A payment equal to the product of twelve (12) times then current monthly base salary
A payment equal to the average of the annual cash-based incentive award over the last three fiscal years or such shorter number of fiscal years if the participation is less than three years
Continuation of group health and dental plan coverage up to 12 months by company’s payment or reimbursement for the cost of COBRA premiums
A payment of any accrued but unpaid annual base salary, unused vacation and any other form or type of compensation or benefit
Accelerated vesting of equity grants upon the occurrence of a change of control (as defined in the 2004 Stock Award and Incentive Plan)